EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of VCA Antech, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-139410, 333-81614 and 333-107557) on Form S-8 and the registration statements (Nos. 333-108135 and 333-114471) on Form S-3 of VCA Antech, Inc. of our reports dated February 27, 2008, with respect to the consolidated balance sheets of VCA Antech, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of VCA Antech, Inc.

Our report on the consolidated financial statements refers to a change in the Company’s method of accounting for share-based compensation in 2006 and our report on the effectiveness of internal control over financial reporting as of December 31, 2007, contains an explanatory paragraph that states management excluded Healthy Pet Corp. from its assessment of the effectiveness of VCA Antech, Inc.’s internal control over financial reporting as of December 31, 2007, and that our audit of internal control over financial reporting of VCA Antech, Inc. also excluded an evaluation of the internal control over financial reporting of Healthy Pet Corp.

/s/ KPMG LLP

Los Angeles, California
February 27, 2008

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